                                                                    Exhibit 10.8



                     Master Transitional Services Agreement

                                  by and among



                        Schlumberger Technologies, Inc.,



                      Schlumberger Technology Corporation,


                                 Schlumberger BV


                                       and


                                  NPTest, Inc.



                                _______ __, 2002

                                TABLE OF CONTENTS

                                                                                      Page
ARTICLE I DEFINITIONS..............................................................     3
  Section 1.1   Additional Services................................................     3
  Section 1.2   Impracticable......................................................     3
  Section 1.3   IPO Closing Date...................................................     3
  Section 1.4   Localized Version..................................................     4
  Section 1.5   Master Confidential Disclosure Agreement...........................     4
  Section 1.6   Master Separation And Sale Agreement...............................     4
  Section 1.7   Prior Transfers....................................................     4
  Section 1.8   Service(s).........................................................     4
  Section 1.9   Software...........................................................     4
  Section 1.10  Source Code. ......................................................     4
  Section 1.11  Source Code Documentation..........................................     4

ARTICLE II TRANSITION SERVICE SCHEDULES............................................     4

ARTICLE III SERVICES...............................................................     5
  Section 3.1   Services Generally.................................................     5
  Section 3.2   Service Boundaries.................................................     5
  Section 3.3   Impracticability...................................................     5
  Section 3.4   Additional Resources...............................................     5
  Section 3.5   Additional Services................................................     5
  Section 3.6   Obligations As To Additional Services..............................     5

ARTICLE IV TERM....................................................................     6

ARTICLE V COMPENSATION.............................................................     6
  Section 5.1   Charges For Services. .............................................     6
  Section 5.2   Payment Terms......................................................     6
  Section 5.3   Performance Under Ancillary Agreements.............................     7
  Section 5.4   Error Correction; True-Ups; Accounting.............................     7

ARTICLE VI GENERAL OBLIGATIONS; STANDARD OF CARE ..................................     7
  Section 6.1   Performance by Schlumberger........................................     7
  Section 6.2   Disclaimer Of Warranties...........................................     7
  Section 6.3   Performance by  NPT................................................     7
  Section 6.4   Transitional Nature Of Services; Changes...........................     7
  Section 6.5   Responsibility For Errors; Delays..................................     7
  Section 6.6   Good Faith Cooperation; Consents...................................     8
  Section 6.7   Alternatives.......................................................     8

ARTICLE VII TERMINATION............................................................     8
  Section 7.1   Termination........................................................     8
  Section 7.2   Survival...........................................................     9
  Section 7.3   User IDs, Passwords................................................     9

ARTICLE VIII RELATIONSHIP BETWEEN THE PARTIES...................................    9

ARTICLE IX SUBCONTRACTORS.......................................................    9

ARTICLE X INTELLECTUAL PROPERTY.................................................   10
  Section 10.1   Allocation Of Rights By Ancillary Agreements...................   10
  Section 10.2   Existing Ownership Rights Unaffected...........................   10
  Section 10.3   Ownership Of Developed Works...................................   10
  Section 10.4   License To Preexisting Works...................................   10

ARTICLE XI SOFTWARE LICENSE.....................................................   10
  Section 11.1   Software Deliverable/License...................................   10
  Section 11.2   Delivery and Acceptance........................................   10
  Section 11.3   Rights Granted And Restrictions. ..............................   11
  Section 11.4   As-Is Warranty.................................................   12
  Section 11.5   Miscellaneous..................................................   12

ARTICLE XII INFRINGEMENT DEFENSE ...............................................   12

ARTICLE XIII CONFIDENTIALITY....................................................   13

ARTICLE XIV LIMITATION OF LIABILITY ............................................   13

ARTICLE XV FORCE MAJEURE........................................................   14

ARTICLE XVI DISPUTE RESOLUTION..................................................   14

ARTICLE XVII MISCELLANEOUS......................................................   14
  Section 16.1   Entire Agreement. .............................................   14
  Section 16.2   Governing Law..................................................   14
  Section 16.3   Descriptive Headings. .........................................   14
  Section 16.4   Notices........................................................   15
  Section 16.5   Counterparts...................................................   15
  Section 16.6   Binding Effect; Assignment.....................................   16
  Section 16.7   Severability...................................................   16
  Section 16.8   Failure Or Indulgence Not Waiver; Remedies Cumulative..........   16
  Section 16.9   Amendment......................................................   16
  Section 16.10  Authority......................................................   16

                     MASTER TRANSITIONAL SERVICES AGREEMENT

         This Master Transitional Services Agreement (the "Agreement") is effective as of the Separation Date as set forth in the Master Separation and Sale Agreement between the parties named below, _______ __, 2002 (the "Effective Date"), by and among Schlumberger Technologies, Inc., a Delaware corporation ("STI"), Schlumberger Technology Corporation, a Texas corporation ("STC"), Schlumberger BV, a company organized and existing under the laws of the Netherlands ("SBV" and, together with STI, and STC, "Schlumberger"), and NPTest, Inc. ("NPT"), a Delaware corporation. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Master Separation and Sale Agreement (as defined below).

                                    RECITALS

         WHEREAS, STI and SBV collectively own all of the currently issued and outstanding common stock of NPT;

         WHEREAS, NPT is engaged in the NPT Business (as such term is defined in the Master Separation and Sale Agreement);

         WHEREAS, the parties have entered into a Master Separation and Sale Agreement in connection with the Separation, as there described; and

         WHEREAS, as provided in the Master Separation and Sale Agreement, the parties desire to set forth certain agreements regarding certain transitional services as requested by NPT and provided by Schlumberger.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         For the purpose of this Agreement, the following capitalized terms shall have the following meanings:

         Section 1.1 Additional Services. "Additional Services" shall have the meaning set forth in Section 3.5.

         Section 1.2 Impracticable. "Impracticable" shall have the meaning set forth in Section 3.3.:

         Section 1.3 IPO Closing Date. "IPO Closing Date" has the meaning set forth in the Master Separation and Sale Agreement.

         Section 1.4 Localized Version. "Localized Version" means localized versions of the Software.

         Section 1.5 Master Confidential Disclosure Agreement. "Master Confidential Disclosure Agreement" shall mean that certain Master Confidential Disclosure Agreement by and among STI, STC, SBV and NPT.

         Section 1.6 Master Separation And Sale Agreement. "Master Separation and Sale Agreement" shall mean that certain Master Separation and Sale Agreement by and among STI, STC, SBV and NPT.

         Section 1.7 Prior Transfers. "Prior Transfers" has the meaning set forth in the Master Separation and Sale Agreement.

         Section 1.8 Service(s). "Service(s)" shall have the meaning set forth in Section 3.1.

         Section 1.9 Software. "Software" means Schlumberger's software program(s), in object code only, listed and described in the relevant Transition Service Schedule.

         Section 1.10 Source Code. "Source Code" means any human readable code, including interpreted code, of Schlumberger, listed and described in the relevant Transition Service Schedule.

         Section 1.11 Source Code Documentation. "Source Code Documentation" means the manuals and other documentation that are reasonably necessary to use the Source Code licensed herein, including those items listed and described in the relevant Transition Service Schedule hereto.

                                   ARTICLE II

                          TRANSITION SERVICE SCHEDULES

         This Agreement will govern individual transitional services as requested by NPT and provided by Schlumberger, the details of which are set forth in the Transition Service Schedules attached to this Agreement. Each Service shall be covered by this Agreement upon execution of a transition service schedule in the form attached hereto (each transition service schedule, a "Transition Service Schedule").

         For each Service, the parties shall set forth, among other things, the time period during which the Service will be provided if different from the term of this Agreement determined pursuant to Article IV hereof, a summary of the Service to be provided; a description of the Service; and the estimated charge, if any, for the Service and any other terms applicable thereto on the Transition Service Schedule. Obligations regarding each Transition Service Schedule shall be effective upon execution of this Agreement, or upon the later addition of a Transition Service Schedule by mutual agreement of the parties. This Agreement and all the Transition Service Schedules shall be together defined as the "Agreement".

                                   ARTICLE III

                                    SERVICES

         Section 3.1 Services Generally. Except as otherwise provided herein, for the term determined pursuant to Article IV hereof, Schlumberger shall provide or cause to be provided to NPT the service(s) described in the Transition Service Schedule(s) attached hereto. The service(s) described on a single Transition Service Schedule shall be referred to herein as a "Service." Collectively, the services described on all the Transition Service Schedules (including Additional Services) shall be referred to herein as "Services."

         Section 3.2 Service Boundaries. Except as provided in a Transition Service Schedule for a specific Service: (i) Schlumberger shall be required to provide the Services only to the extent and only at the locations such Services are being provided by Schlumberger for NPT immediately prior to the Separation Date; and (ii) the Services will be available only for purposes of conducting the business of NPT substantially in the manner it was conducted prior to the Separation Date.

         Section 3.3 Impracticability. Schlumberger shall not be required to provide any Service to the extent the performance of such Service becomes "Impracticable" as a result of a cause or causes outside the reasonable control of Schlumberger including unfeasible technological requirements, or to the extent the performance of such Services would require Schlumberger to violate any applicable laws, rules or regulations or would result in the breach of any software license or other applicable contract, or due to Force Majeure.

         Section 3.4 Additional Resources. Except as provided in a Transition Service Schedule for a specific Service, in providing the Services, Schlumberger shall not be obligated to: (i) hire any additional employees; (ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional equipment or software; or (iv) pay any costs related to the transfer or conversion of NPT's data to NPT or any alternate supplier of Services.

         Section 3.5 Additional Services. From time to time after the Separation Date, the parties may identify additional services that one party will provide to the other party in accordance with the terms of this Agreement (the "Additional Services"). Accordingly, the parties shall execute additional Transition Service Schedules for such Additional Services pursuant to Article
II. Except as set forth in Section 3.6, the parties may agree in writing on Additional Services during the term of this Agreement.

         Section 3.6 Obligations As To Additional Services. Except as set forth in the next sentence, Schlumberger shall be obligated to perform, at a charge determined using the principles for determining fees under Section 5.1, any Additional Service that: (a) was provided by Schlumberger immediately prior to the Separation Date, or (b) is essential to effectuate an orderly transition under the Master Separation and Sale Agreement, unless such performance would significantly disrupt Schlumberger's operations or materially increase the scope of its responsibilities under this Agreement. If Schlumberger reasonably believes the performance of Additional Services requested under subparagraphs
(a) or (b) would significantly disrupt its operations or materially increase the scope of its responsibility under this Agreement,

Schlumberger and NPT shall negotiate in good faith to establish terms under which Schlumberger can provide such Additional Services, but Schlumberger shall not be obligated to provide such Additional Services if, following good faith negotiation, it is unable to reach agreement on such terms.

                                   ARTICLE IV

                                      TERM

         The term of this Agreement shall commence on the Effective Date and shall remain in effect through December 31, 2002 (the "Expiration Date"), unless earlier terminated under Article VII. This Agreement may be extended by mutual written agreement of the Parties, either in whole or with respect to one or more of the Services; provided, however, that such extension shall only apply to the Services for which the Agreement was extended. The parties shall be deemed to have extended this Agreement with respect to a specific Service if the Transition Service Schedule for such Service specifies a completion date beyond the aforementioned Expiration Date. The parties may agree on an earlier expiration date respecting a specific Service by specifying such date on the Transition Service Schedule for that Service. Services shall be provided up to and including the date set forth in the applicable Transition Service Schedule, subject to earlier termination as provided herein.

                                   ARTICLE V

                                  COMPENSATION

         Section 5.1 Charges For Services. NPT shall pay Schlumberger the charges, if any, set forth on the Transition Service Schedules for each of the Services listed therein as adjusted, from time to time, in accordance with the processes and procedures established under Section 5.4 and Section 5.5 hereof. Such fees shall include the direct costs, as determined using the process described in such Transition Service Schedule, and indirect costs of providing the Services, unless specifically indicated otherwise on a Transition Service Schedule. However, if the term of this Agreement is extended beyond the Expiration Date as provided in Article IV, the parties will negotiate in good faith to determine commercially reasonable charges for such Services. The parties shall use good faith efforts to discuss any situation in which the actual charge for a Service is reasonably expected to exceed the estimated charge, if any, set forth on a Transition Service Schedule for a particular Service; provided, however, that the incurrence of charges in excess of any such estimate on such Transition Service Schedule shall not justify stopping the provision of, or payment for, Services under this Agreement.

         Section 5.2 Payment Terms. Schlumberger shall bill NPT monthly for all charges pursuant to this Agreement. Such bills shall be accompanied by reasonable documentation or other reasonable explanation supporting such charges. NPT shall pay Schlumberger for all Services provided hereunder within forty-five (45) calendar days after receipt of an invoice therefor. Schlumberger may withhold or suspend those Services for which payment is not received by ninety (90) days after NPT has received an invoice.

         Section 5.3 Performance Under Ancillary Agreements. Notwithstanding anything to the contrary contained herein, NPT shall not be charged under this Agreement for any obligations that are specifically required to be performed under the Master Separation and Sale Agreement or any other Ancillary Agreement and any such other obligations shall be performed and charged for (if applicable) in accordance with the terms of the Master Separation and Sale Agreement or such other Ancillary Agreement.

         Section 5.4 Error Correction; True-Ups; Accounting. The parties shall reasonably agree on a process and procedure for conducting internal audits and making adjustments to charges as a result of the movement of employees and functions between parties, the discovery of errors or omissions in charges, as well as a true-up of amounts owed. In no event shall such processes and procedures extend beyond two years after completion of a Service.

                                   ARTICLE VI

                      GENERAL OBLIGATIONS; STANDARD OF CARE

         Section 6.1 Performance by Schlumberger. Subject to Section 3.4 and any other terms and conditions of this Agreement, Schlumberger shall maintain sufficient resources to perform its obligations hereunder. Schlumberger shall use reasonable efforts to provide Services in accordance with the policies, procedures and practices in effect before the Separation Date, and shall exercise the same care and skill as it exercises in performing similar services for itself.

         Section 6.2 Disclaimer Of Warranties. SCHLUMBERGER MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, WITH RESPECT TO THE SERVICES, SOFTWARE OR OTHER DELIVERABLES PROVIDED BY IT HEREUNDER.

         Section 6.3 Performance by NPT. NPT shall use reasonable efforts, in connection with receiving Services, to follow the policies, procedures and practices of Schlumberger in effect before the Separation Date, including providing information and documentation sufficient for Schlumberger to perform the Services as they were performed before the Separation Date and making available, as reasonably requested by Schlumberger, sufficient resources and timely decisions, approvals and acceptances in order that Schlumberger may accomplish its obligations hereunder in a timely manner.

         Section 6.4 Transitional Nature Of Services; Changes. The parties acknowledge the transitional nature of the Services and that Schlumberger may make changes from time to time in the manner of performing the Services if Schlumberger is making similar changes in performing similar services for itself and if Schlumberger furnishes to NPT sixty (60) days' written notice regarding such changes.

         Section 6.5 Responsibility For Errors; Delays. Schlumberger's sole responsibility to NPT:

                 (a) for errors or omissions in Services, shall be to furnish correct information, payment and/or adjustment in the Services, at no additional cost or expense to NPT; provided,

NPT must promptly advise Schlumberger of any such error or omission of which it becomes aware after having used reasonable efforts to detect any such errors or omissions in accordance with the standard of care set forth in Section 6.3; and

                 (b) for failure to deliver any Service because of Impracticability, shall be to use reasonable efforts, subject to Section 3.3, to make the Services available and/or to resume performing the Services as promptly as reasonably practicable.

         Section 6.6 Good Faith Cooperation; Consents. The parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include exchanging information, performing true-ups and adjustments, and obtaining all third party consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations hereunder (including by way of example, not by way of limitation, rights to use third party software needed for the performance of Services). The costs of obtaining such third party consents, licenses, sublicenses or approvals shall be borne by NPT. The parties will maintain in accordance with its standard document retention procedures, documentation supporting the information relevant to cost calculations contained in the Transition Service Schedules and cooperate with each other in making such information available as needed in the event of a tax audit, whether in the United States or any other country.

         Section 6.7 Alternatives. If Schlumberger reasonably believes it is unable to provide any Service because of a failure to obtain necessary consents, licenses, sublicenses or approvals pursuant to Section 6.6 or because of Impracticability, the parties shall cooperate to determine the best alternative approach. Until such alternative approach is found or the problem otherwise resolved to the satisfaction of the parties, Schlumberger shall use reasonable efforts, subject to Section 3.3 and Section 3.4, to continue providing the Service. To the extent an agreed upon alternative approach requires payment above and beyond that which is included in Schlumberger's charge for the Service in question, the parties shall share equally in making any such payment unless they otherwise agree in writing.

                                  ARTICLE VII

                                   TERMINATION

         Section 7.1 Termination. This Agreement, and/or any of the Services provided under a Schedule hereto, may be terminated at any time upon the mutual written agreement of the parties. This Agreement may be terminated at any time prior to the IPO Closing Date by and in the sole discretion of Schlumberger without the approval of NPT. After the IPO Closing Date and prior to December 31, 2002, NPT may terminate this Agreement, either with respect to all or with respect to any one or more of the Services provided to NPT hereunder, for any reason or for no reason, at any time upon thirty (30) days' prior written notice to Schlumberger. After December 31, 2002, either party may terminate this Agreement, either with respect to all or with respect to any one or more of the Services provided to NPT hereunder, for any reason or for no reason, at any time upon thirty (30) days' prior written notice to the other party; provided, however, that such right to terminate this Agreement or Services may not be invoked by a party if Services are being provided hereunder under a Schedule where the termination date of said Services is subsequent to December 31, 2002. In addition, after the IPO Closing Date and subject to the provisions of Article XVI below, either party may terminate this Agreement with respect to a specific Service if the other party materially breaches a material provision with regard to that particular Service and does not cure such breach (or does not take reasonable steps required under the circumstances to cure such breach going forward) within thirty (30) days after being given notice of the breach; provided, however, that the non-terminating party may request that the parties engage in a dispute resolution negotiation as specified in Article XVI below prior to termination for breach.

         Section 7.2 Survival. Those Sections of this Agreement that, by their nature, are intended to survive termination will survive in accordance with their terms. Notwithstanding the foregoing, in the event of any termination with respect to one or more, but less than all Services, this Agreement shall continue in full force and effect with respect to any Services not terminated hereby.

         Section 7.3 User IDs, Passwords. The parties shall use good faith efforts at the termination or expiration of this Agreement or any specific Service hereto to ensure that all applicable user IDs and passwords are canceled.

                                  ARTICLE VIII

                        RELATIONSHIP BETWEEN THE PARTIES

         The relationship between the parties established under this Agreement is that of independent contractors and neither party is an employee, agent, partner, or joint venturer of or with the other. Schlumberger will be solely responsible for any employment-related taxes, insurance premiums or other employment benefits respecting its personnel's performance of Services under this Agreement. NPT agrees to grant Schlumberger personnel access to sites, systems and information (subject to the provisions of confidentiality in Article XIII below) as necessary for Schlumberger to perform its obligations hereunder. Schlumberger personnel agree to obey any and all security regulations and other published policies of NPT.

                                   ARTICLE IX

                                 SUBCONTRACTORS

         Schlumberger may engage a "Subcontractor" to perform all or any portion of Schlumberger's duties under this Agreement, provided that Schlumberger shall have bound any such Subcontractor under the confidentiality obligations at least as protective as the terms of Article XIII regarding confidentiality below, and provided further that Schlumberger remains responsible for the performance of such Subcontractor. As used in this Agreement, "Subcontractor" will mean any individual, partnership, corporation, firm, association, unincorporated organization, joint venture, trust or other entity engaged to perform hereunder.

                                    ARTICLE X

                              INTELLECTUAL PROPERTY

         Section 10.1 Allocation Of Rights By Ancillary Agreements. This Agreement and the performance of this Agreement will not affect the ownership of any copyrights, patents, trademarks, technology or other intellectual property rights allocated in the Ancillary Agreements.

         Section 10.2 Existing Ownership Rights Unaffected. Neither party will gain, by virtue of this Agreement, any rights of ownership of copyrights, patents, trade secrets, trademarks or any other intellectual property rights owned by the other.

         Section 10.3  Ownership Of Developed Works. Except as set forth in
Section 10.2, Schlumberger will own all copyrights, patents, trade secrets, trademarks and other intellectual property rights subsisting in the Software Deliverables (as defined in Section 11.1 below) and other works developed by Schlumberger for purposes of this Agreement.

         Section 10.4 License To Preexisting Works. NPT grants Schlumberger a non-exclusive, worldwide, royalty-free license to use, copy, and make derivative works of, distribute, display, perform and transmit NPT's pre-existing copyrighted works or other intellectual property rights solely to the extent necessary for Schlumberger to perform its obligations under this Agreement.

                                   ARTICLE XI

                                SOFTWARE LICENSE

         Section 11.1 Software Deliverable/License. Unless otherwise agreed by the parties under the Ancillary Agreements or any separate license or technology agreement, if Schlumberger supplies NPT with a deliverable that in whole or in part consists of software, firmware, or other computer code (referred to as a "Software Deliverable") as indicated in a Transition Service Schedule, such Software Deliverables will be supplied in object code form only and will be subject to the terms of this Article XI. In the event that such Software Deliverables are licensed to Schlumberger by third parties, NPT agrees to be bound by any different or additional conditions that are required by such third parties and are communicated in writing by Schlumberger to NPT.

         Section 11.2  Delivery and Acceptance.

                 (a)   Delivery. Schlumberger agrees to deliver to NPT one (1):
(i) master copy of the Software in object code form only (as specified on the relevant Transition Service Schedule of the Agreement) on the media described on the relevant Transition Service Schedule and (ii) Documentation for the Software on the media described in the relevant Transition Service Schedule ((i) and (ii) collectively a "Complete Copy") as listed in the relevant Transition Service Schedule no later than 10 days after the Separation Date (or any other start date as specifically indicated in the relevant Transition Service Schedule). If Source Code is licensed under this Agreement, Schlumberger agrees to deliver one copy of such Source Code no later than 10 days after the Separation Date (or any other start date as specifically indicated in the relevant Transition Service Schedule). Additional Software or Source Code may be added to this Agreement from time to time by execution by the parties of a Transition Service Schedule.

                 (b) Acceptance of Software (Non-Source Code). NPT agrees and understands that it will be entitled to continue to use the Software in its present form, as currently used in the NPT Business, subject to the provisions of this Agreement. Such Software is accepted by NPT "as is" with no warranties. NPT shall be responsible for any maintenance of such Software and any results it obtains from the use of such Software.

         Section 11.3  Rights Granted And Restrictions.

                 (a) License To Software. Subject to the terms and conditions of this Agreement, including restrictions imposed by third parties with respect to Software licensed to Schlumberger, Schlumberger hereby grants to NPT, under Schlumberger's intellectual property rights in and to the Software, a non-exclusive, nontransferable worldwide license to (i) use and display the Software for its own internal information processing services and computing needs, and to make sufficient copies as necessary for such use, and (ii) use the Documentation in connection with the permitted use of the Software and make sufficient copies as necessary for such use.

                 (b) License To Source Code. Subject to the terms and conditions of this Agreement, Schlumberger hereby grants to NPT, under Schlumberger's intellectual property rights in and to the Software, a non-exclusive, nontransferable worldwide license to (i) use and reproduce the Source Code for the Software (for archival and back-up purposes only), for the sole purpose of supporting the object code version of the Software (if such object code exists), or, if no object code exists, for the sole purpose of its own internal information processing services and computing needs and (ii) to use Source Code Documentation in connection with the permitted use of the Source Code and make copies for archival and back-up purposes only.

                 (c) Restrictions. NPT shall not itself, or through any Subsidiary, affiliate, agent or third party: (i) sell, lease, license or sublicense the Software, the Source Code, the Documentation or the Source Code Documentation; (ii) decompile, disassemble, or reverse engineer the Software, in whole or in part, except to the extent such restriction is prohibited by applicable law; (iii) allow access to the Software or Source Code by any user other than NPT; (iv) write or develop any derivative software or any other software program based upon the Software or Source Code; (v) use the Software or Source Code to provide processing services to third parties, or (vi) otherwise use the Software or Source Code on a "service bureau" basis; or provide, disclose, divulge or make available to, or permit use of the Software or Source Code by any third party without Schlumberger's prior written consent.

                 (d) Confidentiality. The Source Code and Source Code Documentation are hereby deemed "Confidential Information" and subject to the terms and procedures of the Master Confidential Disclosure Agreement. The period of disclosure shall be one year from the Effective Date of this Agreement or until the termination of Services in which such Software is used (whichever is later), and the period of confidentiality shall be perpetual.

                 (e) Trademarks. Neither party is granted any ownership in or license to the trademarks, marks or trade names (collectively, "Marks") of the other party with respect to the licensed Software.

                 (f) Ownership. Schlumberger hereby reserves all rights to the Software, Source Code and Documentation, and any copyrights, patents, trade secrets, trademarks or other intellectual property rights embodied therein or used in connection therewith, except for the rights expressly granted herein.

                 (g) Copyright Notices. NPT agrees that it will not remove any copyright notices, proprietary markings, trademarks or trade names from the Software, Source Code, Documentation, or Source Code Documentation.

                 (h) Technical Assistance And Training. Schlumberger agrees to provide technical assistance and training to NPT personnel only if such assistance is set forth in the relevant Transition Service Schedule.

         Section 11.4 As-Is Warranty. As-Is Warranty. THE SOFTWARE AND SOURCE CODE PROVIDED HEREUNDER IS LICENSED ON AN "AS-IS" BASIS ONLY, WITHOUT ANY EXPRESS WARRANTIES OF ANY KIND.

         Implied Warranty Disclaimer. SCHLUMBERGER MAKES NO WARRANTIES WHATSOEVER, EITHER EXPRESS OR IMPLIED, REGARDING THE SOFTWARE OR SOURCE CODE (INCLUDING DOCUMENTATION AND SOURCE CODE DOCUMENTATION), ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE. NPT ACKNOWLEDGES THAT IT IS SOLELY RESPONSIBLE FOR ANY RESULTS OBTAINED FROM THE USE OF THE SOFTWARE OR SOURCE CODE (INCLUDING DOCUMENTATION AND SOURCE CODE DOCUMENTATION) AND NPT HEREBY IRREVOCABLY WAIVES ANY CLAIMS IT MAY HAVE OR LATER MAY HAVE AGAINST THE SCHLUMBERGER GROUP IN CONNECTION WITH SUCH USE AND RESULTS.

         Section 11.5 Miscellaneous. No Obligations. NEITHER PARTY ASSUMES ANY RESPONSIBILITY OR OBLIGATIONS WHATEVER, OTHER THAN THE RESPONSIBILITIES AND OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT OR A SEPARATE WRITTEN AGREEMENT BETWEEN THE PARTIES

         Non-Restrictive Relationship. Nothing in this Agreement will be construed to preclude NPT from independently developing, acquiring or marketing computer software packages which may perform the same or similar functions as the Software provided by Schlumberger.

                                  ARTICLE XII

                              INFRINGEMENT DEFENSE

                 (a) Notwithstanding anything to the contrary in Article XIII below or the Master Confidential Disclosure Agreement, Schlumberger agrees to defend NPT and its directors, officers, employees and agents against any and all claims, actions or suits (any of the foregoing, a "Claim") incurred by or asserted against NPT based upon infringement of a third party patent or other intellectual property right in connection with the delivery or use of any Software or Service delivered by Schlumberger hereunder. NPT agrees to notify Schlumberger promptly of any Claim and permit Schlumberger at Schlumberger's expense to defend such Claim and will cooperate in the defense thereof. Schlumberger agrees to pay any awards or settlement amounts arising from a Claim. Neither Schlumberger nor NPT will enter into or permit any settlement of any such Claim without the express written consent of the other party. NPT may, at its option and expense, have its own counsel participate in any proceeding that is under the direction of Schlumberger and will cooperate with Schlumberger and its insurer in the disposition of any such matter.

          (b) Should any Software or Service delivered hereunder become, or in Schlumberger's opinion be likely to become, the subject of a claim of infringement or the like under such patent or copyright laws, NPT shall permit Schlumberger, at Schlumberger's option, to either: (a) procure for NPT the right to continue using the Software or Service; (b) replace or modify the Software or Service so that it becomes non-infringing (provided the same level of functionality is maintained); or (c) accept the return of the Software and cancel NPT's future payment obligations (if any) with respect to its use of the returned Software. If the infringing Software is leased or rented to NPT, or is a Service subject to a service agreement, Schlumberger may terminate the lease or rental or service agreement and NPT's sole remedy in such case shall be the return by Schlumberger of any payments made by NPT for periods after such termination.

          (c) Schlumberger shall have no liability or obligation to NPT under this Article XII for any patent or copyright infringement or claim thereof based upon: (i) Schlumberger's compliance with NPT's specifications, where such specifications require Schlumberger to modify the Software or Service; (ii) the combination of the Software or Service with other items or services not furnished or approved in writing by Schlumberger; (iii) any unauthorized addition to or modification of the Software, or alteration of the Services at the request of NPT; or (iv) any use of the Software in the performance of a method or process (practice of a process), except where such practice is solely completed by or within the Software. NPT shall defend and hold Schlumberger harmless against any expense, judgment or loss for alleged infringement of any patent, copyright or other proprietary right which results from a claim based upon (i), (ii), (iii), or (iv).

                                  ARTICLE XIII

                                 CONFIDENTIALITY

     The terms of the Master Confidential Disclosure Agreement between the parties shall apply to any Confidential Information (as defined therein) that is the subject matter of this Agreement.

                                  ARTICLE XIV

                             LIMITATION OF LIABILITY

          The terms of the provisions entitled "Limitation of Liability" in the Master Separation and Sales Agreement shall apply to any liabilities or damages incurred by the parties by reason of any breach of this Agreement or the activities of the parties hereunder.

                                   ARTICLE XV

                                  FORCE MAJEURE

          Each party will be excused for any failure or delay in performing any of its obligations under this Agreement, other than the obligations of NPT to make certain payments to Schlumberger pursuant to Article V hereof for services rendered, if such failure or delay is caused by Force Majeure. "Force Majeure" means any act of God or the public enemy, any accident, explosion, fire, storm, earthquake, flood, or any other circumstance or event beyond the reasonable control of the party relying upon such circumstance or event.

                                   ARTICLE XVI

                               DISPUTE RESOLUTION

          The terms of the provisions entitled "Dispute Resolution" in the Master Separation and Sale Agreement shall apply to any claims or controversies or disputes arising hereunder among the parties to this Agreement.

                                  ARTICLE XVII

                                  MISCELLANEOUS

          Section 16.1 Entire Agreement. This Agreement, the Master Separation and Sale Agreement and the other Ancillary Agreements, the Exhibits and Schedules referenced or attached hereto and thereto, and the agreements executed in connection with the Prior Transfers constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

          Section 16.2 Governing Law. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of Delaware, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods.

          Section 16.3 Descriptive Headings. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

     Section 16.4 Notices. Notices, offers, requests, or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

                  if to STI:

                                Schlumberger Technologies, Inc.
                                [To Come]
                                Attention:        [__________]
                                Telephone:        [__________]
                                Facsimile:        [__________]
                  if to SBV:

                                Schlumberger BV
                                [To Come]
                                Attention:        [__________]
                                Telephone:        [__________]
                                Facsimile:        [__________]
                  if to STC:

                                Schlumberger Technology Corporation
                                [To Come]
                                Attention:        [__________]
                                Telephone:        [__________]
                                Facsimile:        [__________]
                  if to NPT:

                                NPTest, Inc.
                                [To Come]
                                Attention:        General Counsel
                                Telephone:        [__________]
                                Facsimile:        [__________]

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

     Section 16.5 Counterparts. This Agreement, and the Schedules hereto, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     Section 16.6 Binding Effect; Assignment. No party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other parties' prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other parties. Notwithstanding the foregoing, each party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to an entity that succeeds to all or substantially all of the business or assets of such party. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

     Section 16.7 Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

     Section 16.8 Failure Or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     Section 16.9 Amendment. No change or amendment will be made to this Agreement or the Schedules attached hereto except by an instrument in writing signed on behalf of each of the parties to such agreement.

     Section 16.10 Authority.Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives.

Schlumberger Technologies, Inc.                    NPTest, Inc.


By:____________________________                    By:________________________
   Name:                                              Name:
   Title:                                             Title:


Schlumberger BV



By:____________________________
   Name:
   Title:


Schlumberger Technology Corporation



By:____________________________
   Name:
   Title:

                         TRANSITION SERVICE SCHEDULE TO
                     MASTER TRANSITIONAL SERVICES AGREEMENT

1. Transition Service Schedule #: [__________] (To be inserted by responsible individual or department.)

2.   Functional Area: [__________]

3. Start/End Date: The Services start on the Separation Date of the Master Transitional Services Agreement between [Schlumberger ____(legal entity name)] ("Schlumberger") and NPTest, Inc. ("NPT") to which this Transition Service Schedule is attached and end on [__________], 2002 unless otherwise indicated below.

     Indicate below if other start/end date:

     Start Date:  ___________________________
     End Date:    ___________________________

     If Start and End dates vary by service and/or country, please indicate in
     Section 5 below.

4. Summary of Services (Describe the service to be provided in appropriate detail.

5. List of services to be provided per country and site: (List all the services to be provided at each site. Enter Start Date and End Date if different than Section 3 above.)

     Country          Site         Service(s)        Start Date        End Date
------------------ ------------- ----------------  ---------------   -----------


6. Performance parameters/Service level: (State minimum performance expected from each service, if applicable.):

7.   Estimated Total Compensation: ____________________________

8. Describe cost methodology and cost drivers affecting Estimated Total Compensation (Describe on an individual service basis if necessary):

9. Describe the process by which the cost of services will be adjusted in the instance of an increase/reduction in the services provided: (Describe on an individual service basis if necessary.)

10.  Software: Will software be used or included with the Services to be
     provided under this Transition Service Schedule: ____ Yes     ____ No

     If yes, will source code be provided:  ____ Yes     ____ No

      List software to be provided:

         Software Application               Number of Licenses to be Provided
-------------------------------------     -------------------------------------

_____________________________________     _____________________________________

_____________________________________     _____________________________________

_____________________________________     _____________________________________

_____________________________________     _____________________________________

      Upon execution of this Transition Service Schedule by both parties, this Transition Service Schedule is hereby deemed incorporated into and made part of that certain Master Transitional Services Agreement between Schlumberger and NPT.

[Schlumberger Limited]                    NPTest, Inc.


By: ________________________________      By: _______________________________
        (Authorized Signature)                     (Authorized Signature)


     Date:                                     Date:
     Name:                                     Name:
     Title:                                    Title: